                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[  ]  Confidential,  for  Use  of  Commission  Only  (as permitted by Rule 14a-
      6(e)(2))

                         National Home Health Care Corp.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement, if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  $125  per  Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or item 22(a)(2) of Schedule 14A.

[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)   Title of each class of securities to which transaction applies:

            ------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------------------------------------

      (4)   Proposed Maximum aggregate value of transaction:

            ------------------------------------------------------------



      (5)   Total fee paid:

            ------------------------------------------------------------



 [  ]  Fee paid previously with preliminary materials.

 [  ]  Check  box  if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)   Amount Previously Paid:

              ------------------------------------------------------------


             (2)   Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------


             (3)   Filing Party:

              ------------------------------------------------------------


             (4)   Date Filed:

              ------------------------------------------------------------







                              NATIONAL HOME HEALTH CARE CORP.
                                   700 White Plains Road
                                 Scarsdale, New York  10583

                                 --------------------------

                          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                To be held December 8, 1995
                                 --------------------------

            TO THE STOCKHOLDERS OF NATIONAL HOME HEALTH CARE CORP.:

                  The  Annual  Meeting  of Stockholders of National Home Health
            Care Corp. (the "Company") will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Friday, December 8, 1995, for the following purposes:

                        (1) To elect five Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

                        (2) To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

                  A  Proxy  Statement,  form  of proxy and the Annual Report to
            Stockholders of the Company for the fiscal year ended July 31, 1995 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on November 3, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, located at 700 White Plains Road, Scarsdale, New York 10583.

                                       By Order of the Board of Directors,

                                           Steven Fialkow
                                           Secretary
            Scarsdale, New York
            November 10, 1995


                  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.
            IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.





                              NATIONAL HOME HEALTH CARE CORP.
                                   700 White Plains Road
                                 Scarsdale, New York  10583

                                      _______________

                                      PROXY STATEMENT
                                      _______________


                  This  Proxy  Statement  is  furnished  in connection with the solicitation by the board of directors (the "Board of Directors") of National Home Health Care Corp. (the "Company") of proxies in the form enclosed. Such proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Friday, December 8, 1995 (the "Meeting") and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                  The principal executive offices of the Company are located at
            700 White Plains Road, Scarsdale, New York 10583. This Proxy Statement and accompanying form of proxy are being mailed on or about November 10, 1995 to all stockholders of record on November 3, 1995 (the "Record Date").

                  Any  stockholder  giving  a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such proxies for the election of the five nominees for director named herein.


                                     VOTING SECURITIES

                  Stockholders  of  record  as  of the close of business on the
            Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,718,075 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

                  Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The  following table sets forth certain information regarding the  beneficial  ownership  of  Common Stock at November 1, 1995 by
            (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
            (ii) each director and nominee for director of the Company; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation"; and (iv) all directors and executive officers of the Company as a group:

Name and Address              Amount and Nature             Percent
of Beneficial Owner           of Beneficial Ownership       of Class

Frederick H. Fialkow          1,470,008(1)(9)               30.7%
700 White Plains Road
Scarsdale, NY 10583

Steven Fialkow                72,362(2)(9)                  1.5%
700 White Plains Road
Scarsdale, NY 10583

Richard Garofalo              67,904(3)(9)                  1.4%
99 Rustic Avenue
Medford, NY 11763

Ira Greifer, M.D.             45,000(4)                     1.0%
1825 Eastchester Road
Bronx, NY 10461

Bernard Levine, M.D.          668,900(5)                    14.2%
P.O. Box 2635
La Jolla, CA 92038

Leon Pordy, M.D.              185,000(6)(7)                 3.9%
1125 Park Avenue
New York, NY 10128

Robert C. Pordy, M.D.         1,000                         *
340 Kingsland Street
Nutley, NJ   07110














Name and Address              Amount and Nature             Percent
of Beneficial Owner           of Beneficial Ownership       of Class

Trafalger Management, N.V.    390,000(8)                    8.3%
1-7 Willenstad
Curacao, Netherlands Antilles

All officers and directors,
as a group (9 persons)        2,602,887(10)                 52.6%

____________________________________

            (1)   Does  not  include  500  shares  of Common Stock owned by Mr.
                  Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership. Includes 75,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan").
            (2) Includes 42,468 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.
            (3) Includes 42,468 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.
            (4) Includes 5,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.
            (5) Includes 5,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.
            (6) Does not include an aggregate of 5,200 shares owned by Dr. Pordy's wife and children, as to which shares Dr. Pordy disclaims beneficial ownership.
            (7) Includes 5,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.
            (8) The amount and nature of beneficial ownership of these shares by Trafalger Management, N.V. ("Trafalger") is based solely on the records of the Company's transfer agent, American Stock Transfer & Trust Company. Trafalger has the power to vote, direct the vote, dispose of, or direct the disposition of, these shares. The Company's Board of Directors has no independent knowledge of the accuracy or completeness of the information set forth by such transfer agent, but has no reason to believe that such information is not complete or accurate.
            (9) Under the Company's Savings and Stock Investment Plan (the "Savings Plan"), 46,958, 24,934 and 23,936 shares have been allocated to the accounts of Messrs. Frederick H. Fialkow, Steven Fialkow and Richard Garofalo, respectively, as of December 31, 1994 (the 1995 allocation under the Savings Plan has not yet been determined). Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions.
            (10) Includes 234,936 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under to 1992 Plan and 119,001 shares under the Savings Plan.











                                   ELECTION OF DIRECTORS

                  Unless  otherwise  indicated,  the  shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D., and Robert
            C. Pordy, M.D. to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the Board of Directors.

            EXECUTIVE OFFICERS AND DIRECTORS

                  The following table sets forth certain information concerning the nominees for director and executive officers of the Company:

                                  Year First
                                  Elected or    Present
                                  Appointed     Position
    Name               Age        Director      with the Company
------------           ---        ---------     ----------------
Frederick H. Fialkow    64          1985        Chairman of the Board of
                                                Directors, President and Chief
                                                Executive Officer

Steven Fialkow          36          1991        Executive Vice President, New
                                                England Home Care, Inc. and
                                                Secretary and Director of the
                                                Company

Richard Garofalo        44           --         President, Health Acquisition
                                                Corp.

Ira Greifer, M.D.       64          1983        Director

Robert P. Heller        34           --         Vice President of Finance and
                                                Chief Financial Officer

Warren D. Stowell       43           --         President, Brevard Medical
                                                Center, Inc., President, First
                                                Health, Inc.

Bernard Levine, M.D.    67          1983        Director

Robert C. Pordy, M.D.   38           --         Nominee for Director

Thomas A. Smith         38           --         President, New England Home
                                                Care, Inc.

                  The Company's directors are elected at each Annual Meeting of
            Stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the annual meeting each year.

                  Frederick  H.  Fialkow has been President and Chief Executive
            Officer  of  the  Company  as  well  as  Chairman  of  the Board of
            Directors since February 1988. He has been a Director of the Company since April 1985. Mr. Fialkow served as Executive Vice President of the Company from March 1985 through January 1988 and as President of National HMO (New York), Inc., the Company's wholly-owned subsidiary, from August 1984 until January 1988.
            Frederick H. Fialkow is the father of Steven Fialkow and the father-in-law of Thomas A. Smith.

                                           -4-



                  Steven  Fialkow  has served as Secretary of the Company since
            September 1995, as Executive Vice President of New England Home Care, Inc. since August 1995 and as a Director of the Company since December 1991. Prior thereto he served as Executive Vice President of Health Acquisition Corp. from May 1994 to August 1995. He has served as President of National HMO (New York), Inc. from April 1989 to April 1994 and Vice President of National HMO (New York) Inc. from August 1984 to March 1989. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow and the brother-in-law of Thomas A. Smith.

                  Richard  Garofalo  has  served  as  President  of  Health
            Acquisition Corp., a wholly-owned subsidiary of the Company, since January 1988.

                  Ira  Greifer,  M.D.  has been a Director of the Company since
            July 1983. He has been a Director, Department of Pediatrics at the Hospital of Albert Einstein College of Medicine since 1966. He is also a Professor of Pediatrics at the Albert Einstein College of Medicine.

                  Robert  P.  Heller, a certified public accountant, has served as Vice President of Finance and Chief Financial Officer of the Company since March 1989. Prior thereto, and for more than four years, he was an employee of Richard A. Eisner & Company, LLP, a firm of certified public accountants, who are the Company's independent auditors.

                  Warren  D. Stowell has served as President of Brevard Medical
            Center, Inc., a wholly-owned subsidiary of the Company, and President of First Health, Inc., a wholly-owned subsidiary of the Company, since November 1, 1995. From July 1993 through November 1995, Mr. Stowell served as Chief Operating Officer, Insurance Division, for Ramsay HMO, Inc. From June 1991 until July 1993 Mr. Stowell was President and Chief Executive Officer of Care Florida, Inc. For the three years prior thereto, Mr. Stowell served as President and Chief Executive Officer of H.I.P. Network of Florida.

                  Bernard  Levine,  M.D.,  has  been  a Director of the Company since July 1983. For more than the past 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-speciality in Allergy and Immunology. Dr. Levine devotes a portion of his time as a private consultant to the health care industry. Dr. Levine is also currently serving as a director for Cypros Pharmaceutical Corp.

                  Robert  C.  Pordy,  M.D.,  has  been  nominated  to stand for election to the Board of Directors. Since April 1993, Dr. Pordy has served as Director of International Cardiovascular Clinical Research






            at Hoffman-La Roche Inc., a biopharmaceutical Company. From June 1990 until March 1993 he served as a Associate Director at Hoffman-LaRoche Inc. Dr. Pordy is the son of Leon Pordy, M.D.

                  Thomas  A.  Smith has served as President of New England Home
            Care, Inc. since August 1995. Prior thereto, he served as Executive Vice President of Health Acquisition Corp. from August 1991 until August 1995. From September 1989 to July 1991, he was Director of Corporate Development of the Company. From January 1988 to August 1989, Mr. Smith served as Vice-President of National HMO (New York), Inc. Mr. Smith is the son-in-law of Frederick H. Fialkow and the brother-in-law of Steven Fialkow.

            MEETINGS OF THE BOARD OF DIRECTORS

                  The  Board  of Directors held four meetings during the fiscal year ended July 31, 1995 ("fiscal 1995"). Each director, other than Dr. Leon Pordy, attended at least 75% of (i) all of the meetings of the Board of Directors during fiscal 1995 and (ii) all of the meetings of all the Committees on which he served.

                  The  Company's  Audit Committee is currently composed of Drs.
            Levine, Pordy and Greifer. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee held one meeting during fiscal 1995.

                  The  Compensation  Committee  is composed of Drs. Greifer and
            Levine. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee did not meet formally during fiscal 1995; however, its members met informally from time to time and acted by unanimous consent on two occasions.

                  The Nominating Committee is composed of Mr. Frederick Fialkow and Drs. Greifer, Levine and Pordy. Its function is to recommend nominees for the Board of Directors. The Nominating Committee did not meet formally during fiscal 1995; however, its members met informally from time to time.

                  The  Quality  Assurance Committee is composed of Drs. Greifer and Levine. Its function is to review and recommend to the Board of Directors policies, practices and procedures relating to quality assurance in connection with health care services. The Quality
            Assurance Committee did not meet formally during fiscal 1995; however, its members met informally from time to time.








            EXECUTIVE COMPENSATION

                  The  following  table  sets  forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for the 1995 fiscal year exceeds $100,000, for services rendered in all capacities to the Company and its subsidiaries:

            SUMMARY COMPENSATION TABLE

                              Annual Compensation              Long Term Awards
                       ------------------------------------   ------------------
                                                                       All Other
Name and                                    Other Annual               Compen-
Principal Position     Year  Salary  Bonus  Compensation(1)  Options   sation(2)
------------------     ----  ------  -----  ---------------  -------   ---------
Frederick H. Fialkow,  1995 $285,000   --     $2,774           75,000     $4,000
Chairman of the Board, 1994  285,000   --      2,774             --        4,000
President and Chief    1993  285,000   --      2,774             --        4,000
Executive Officer

Richard Garofalo,      1995 $120,700 $54,106  $4,961           42,468     $5,000
President,             1994  115,000  44,513   4,961             --        5,000
Health Acquisition     1993  100,000  26,000   4,961             --        5,000
Corp.

            ______________________

            (1)   Represents  contribution to Employer's health insurance under
                  the    Company's  Premium  Conversion  Plan  (the  "Premium
                  Conversion Plan").
            (2) Represents the Company's matching contribution to each individual as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

               In  December  1992  the Company adopted the 1992 Plan to provide for  the  granting  of  options to purchase an aggregate of 500,000
            shares  of  the  Company's  Common  Stock.    The  1992  Plan  is
            administered   by  the  Compensation  Committee  of  the  Board  of
            Directors. The Compensation Committee has the authority to determine the terms of options granted under the 1992 Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified stock option shall be granted, the number of shares to be subject to each option and the date each option shall become exercisable. The 1992 Plan terminates on August 16, 2002.




      OPTION GRANTS IN LAST FISCAL YEAR

               The following table sets forth the details of options granted to those individuals listed in the Summary Compensation Table who received options during fiscal 1995.

                      % of                                   Potential
                      Total                                  Realizable
                      Options                                Value at Assumed
           Number     Granted    Exercise                    Annual Rate
           of         Employees  Price                       of Stock Price
           Options    in Fiscal  Per         Expiration      Appreciation for
Name       Granted    Year       Share       Date            Option Terrm(3)
--------   -------    ---------  -------     -------         ---------------
                                                             5%          10%
                                                             -------  -------
Frederick  75,000      26.5%    $2.887(1)   October 31,      $59,821  $132,191
H. Fialkow                                  1995

Richard    42,468      15.0%     2.625(2)   October 31,       30,799    68,059
Garofalo                                    1995

            __________________________

            (1) Represents at least 110% of the fair market value of the Company's Common Stock on the date of grant.
            (2) Represents at least 100% of the fair market value of the Company's Common Stock on the date of grant.
            (3) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission.

      OPTION  EXERCISES  IN  LAST  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                  No  options  were  exercised  by any named executive officers during fiscal 1995. The following table contains information at July 31, 1995, concerning the number and value of unexercised options held by Messrs. Frederick Fialkow and Garofalo.

                                                          Value of
                                Number of                 Unexercised
                                Unexercised               In-the-Money
                                Options Held              Options Held
                                at Fiscal Year-End        at Fiscal Year End
                                (Exercisable/             (Exercisable/
Name                            Unexercisable)            Unexercisable)(1)
Frederick H. Fialkow              75,000/-0-                 $55,350/0

Richard Garofalo                  42,468/-0-                 $42,468/0

            __________________

            (1) Fair market value of underlying securities (the closing bid price of Common Stock on the National Association of Securities Dealers Automated Quotation System - National Market System) at fiscal year end (July 31, 1995), minus the exercise price.

                                          -8-


            STANDARD REMUNERATION OF DIRECTORS

                  The Company's non-employee directors are paid a fee of $2,500 for each meeting of the Board of Directors attended. Upon adoption of the 1992 Plan, each non-employee director was granted options to purchase 5,000 shares of Common Stock.

            EMPLOYMENT AND RELATED AGREEMENTS

                  Effective April 30, 1993, the Company entered into an amended and restated five-year employment agreement with Frederick Fialkow pursuant to which Mr. Fialkow is employed as the Company's President and Chief Executive Officer. Mr. Fialkow may terminate this agreement, without liability, at any time upon at least one year prior written notice. The agreement is automatically renewable for an additional five-year period, unless terminated at the option of either party and provides for an annual salary of $285,000, subject to a cost of living adjustment. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before income taxes)  in  such  year  in  which the consolidated net income is in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. Further, Mr. Fialkow's employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $2,774 representing the amount of his annual contribution under the
            Company's  Premium  Conversion  Plan.    The  agreement  contains
            confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to Mr. Fialkow during his term of employment. The agreement also contains certain non-competition provisions that preclude Mr. Fialkow from competing with the Company for a period of one year from the date of termination of his employment agreement.

                  Effective  as  of August 1, 1993, the Company entered into an employment agreement with Mr. Garofalo pursuant to which he continued to be employed as an executive of the Company at an annual salary of $115,000. The employment agreement provides for a 5% increase over the initial rate during each subsequent 12-month period. In addition, the employment agreement provides for the Company to pay Mr. Garofalo the approximate sum of $4,961 representing  the  amount  of  his  annual  contribution  under the
            Company's  Premium  Conversion  Plan.    Mr.  Garofalo  receives
            additional benefits that are generally provided other employees of the Company. The employment agreement expires on July 31, 1997.
            The employment agreement contains certain confidentiality and nondisclosure provisions and also contain non-competition provisions that preclude Mr. Garofalo from competing with the Company for a period of one year from the date of termination of his employment agreement.

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The  members  of  the Compensation Committee of the Company's
            Board of Directors are Drs. Ira Greifer and Bernard Levine, non-employee directors.








            PERFORMANCE GRAPH

                  The following graph compares the cumulative return to holders of Common Stock for the five years ended July 31, 1995 with the National Association of Securities Dealers Automated Quotation System Market Index and a SIC group index (1) for the same period. The comparison assumes $100 was invested at the close of business on August 1, 1990 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.

-------------------------------FISCAL YEAR ENDING---------------------------
COMPANY                     1990      1991      1992    1993      1994    1995
-------                     ----      ----      ----    ----      ----    ----
NATIONAL HOME HEALTH CARE   100.00    109.09    159.09   81.82    100.00  131.82
INDUSTRY INDEX              100.00    136.91    138.94  104.05    100.68  112.37
BROAD MARKET                100.00    100.40    102.87  127.77    139.43  170.86








            ______________________________________

            (1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Amedisys Inc., Apria Healthcare Group, The Care Group Inc., Caretenders Healthcorp, Coram Healthcare, DSI Industries Inc., DYNACQ International Inc., Healthdyne Inc., Hospital Staffing Services, In Home Health Inc., Infu-Tech Inc., Medical Innovations Inc., Medquist Inc., Numed Home Health Care, Option Care Inc., Pacific Rehab & Sports, Pediatric Services of America, Physician CP of America, Quantum Health Resources, Rotech Medical CP, Staff Builders Inc., Telmed Inc., Tokos Medical CP, U.S. Homecare CP, Vivra Inc. and Wellpoint Health Network.













                          REPORT OF THE COMPENSATION COMMITTEE ON
                                   EXECUTIVE COMPENSATION



                  OVERVIEW AND PHILOSOPHY

                  The  Compensation  Committee  of  the  Board  of Directors is
            composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

                  The   objectives  of  the  Company's  executive  compensation
            program are to:

                        * Support the achievement of desired Company performance
                        * Provide compensation that will attract and retain superior talent and reward performance

                  The  executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

                  EXECUTIVE OFFICER COMPENSATION PROGRAM

                  The  Company's  executive  officer  compensation  program  is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and pension plans generally available to employees of the Company.

                  BASE SALARY
                  Base  salary  levels for the Company's executive officers are competitively set relative to companies in the health care industry. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

                  STOCK OPTION PROGRAM
                  The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to Directors who are not employees of the Company.

                  The  1992  Stock  Option  Plan  authorizes  the  Compensation
            Committee to award key executives stock options. Options granted under the plan may be granted containing terms








            determined by the Committee, including exercise period and price; provided, however, that the plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

                  BENEFITS
                  The  Company  provides  to  executive  officers,  medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1995.

                  CHIEF EXECUTIVE OFFICER COMPENSATION
                  Mr.  Frederick  H.  Fialkow  was appointed to the position of
            Chief Executive Officer in February 1988. His initial base salary was $200,000. Effective January 1, 1990, Mr. Fialkow's salary was increased to $250,000 per year. Effective April 30, 1993, the Company entered into an amended and restated five year employment agreement providing for an annual salary of $285,000, subject to a cost of living adjustment. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before certain taxes) in such year in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. Further, Mr. Fialkow's employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $2,774 representing the amount of his annual contribution under the Company's Premium Conversion Plan.

                                         Ira Greifer, M.D.
                                         Bernard Levine, M.D.

                                         Members of the Compensation Committee


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  A  lease for office premises maintained by Health Acquisition
            Corp., a wholly-owned subsidiary of the Company, located in Queens, New York is with a company owned (in whole or in part) and controlled by the Company's Chairman of the Board of Directors, President and Chief Executive Officer, which company also is owned in part by a director of the Company who is also the Executive Vice President of New England Home Care, Inc. Rent expense under such lease is approximately $108,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.













                  STOCKHOLDER PROPOSALS FOR 1996

                  Stockholders  wishing to present proposals at the 1996 Annual
            Meeting of Stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1996 Annual Meeting of Stock-holders must submit their proposals to the Company in writing on or before July 15, 1996.


                  ACCOUNTANTS

                  Richard  A.  Eisner  &  Company, LLP, served as the Company's independent auditors for the fiscal year ended July 31, 1995, and it is expected that Richard A. Eisner & Company, LLP, will act in that capacity for the fiscal year ending July 31, 1996. A representative of Richard A. Eisner & Company, LLP, is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from the stockholders.


                  VOTING REQUIREMENTS

                  Assuming  a  quorum  is  present,  the  favorable  vote  of a majority of the shares of Common Stock represented and voting will be required for approval of all matters to be voted upon at the Meeting, except that a plurality of the votes cast will be required for the election of directors. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.


                  OTHER MATTERS

                  The  Board  of  Directors  of  the  Company knows of no other matter to come before the meeting. However, if any matters required a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors


                                                Steven Fialkow
                                                Secretary

            Dated: Scarsdale, New York
                   November 10, 1995










                                                                          PROXY

                              NATIONAL HOME HEALTH CARE CORP.
                               ANNUAL MEETING OF STOCKHOLDERS

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  The  undersigned Stockholder of Common Stock of National Home
            Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 8, 1995, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner.

                  (1)   Election of directors

                  [ ] FOR all nominees listed below (except as indicated)

                  [ ] WITHHOLD authority to vote for all nominees listed below

                  TO  WITHHOLD  AUTHORITY  FOR  ANY  INDIVIDUAL NOMINEE, STRIKE
            THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                        Frederick H. Fialkow
                        Steven Fialkow
                        Ira Greifer, M.D.
                        Bernard Levine, M.D.
                        Robert C. Pordy, M.D.

                  (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.









                        [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]
















                  THE SHARES REPRESENTED  BY THIS PROXY, DULY EXECUTED, WILL BE
            VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICA-TION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.


                                               Dated:  __________________, 1995


                                               ------------------------------
                                                Signature


                                               ------------------------------
                                                Print Name


                                               ------------------------------
                                                (Title, if appropriate)



                  This  proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.

             TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
                   SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                                  ENCLOSED ENVELOPE
















